As filed with the Securities and Exchange Commission on July 29, 2009
Registration No. 333-150613
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

E. I. du Pont de Nemours and Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51-0014090 (I.R.S. Employer Identification No.)
1007 Market Street
Wilmington, Delaware 19898
(302) 774-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Susan M. Stalnecker
Vice President and Treasurer
E. I. du Pont de Nemours and Company
1007 Market Street
Wilmington, Delaware 19898
(302) 774-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Stacy J. Kanter, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
(212) 735-3000

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.     ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.     ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.     ☑
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class of Securities	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
to be Registered	Registered (1)(2)	Price Per Unit (1)(2)	Offering Price (1)(2)	Registration Fee (3)
Common Stock, par value $0.30 per share	—	—	—	—

(1)	Not applicable pursuant to Form S-3 General Instruction II.E.

(2)	An indeterminate aggregate initial offering price or number of shares of Common Stock of E. I. du Pont de Nemours and Company are being registered as may from time to time be issued at currently indeterminable prices.

(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-150613) (the “Registration Statement”) is being filed by E. I. du Pont de Nemours and Company for the purpose of (i) registering additional securities pursuant to Rule 413(b) under the Securities Act of 1933 and filing a base prospectus relating to such additional securities, and (ii) filing additional exhibits to the Registration Statement. No other changes or additions are being made hereby to the existing base prospectus that already forms a part of the Registration Statement. Accordingly, such existing base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS
E. I. du Pont de Nemours and Company
Common Stock
     E. I. du Pont de Nemours and Company may offer, issue and sell from time to time, shares of our common stock, par value $0.30 per share.
     Our common stock may also be issued upon the conversion or the exchange of our debt securities.
     We will provide the specific terms of any offering of common stock in a supplement to this prospectus. You should read this prospectus and any such prospectus supplement carefully.
     We may offer and sell common stock to or through one or more underwriters, agents or dealers, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for an offering of common stock will describe in detail the plan of distribution for such offering. For general information about the distribution of common stock offered, please see “Plan of Distribution” in this prospectus.
     Our common stock is listed on the New York Stock Exchange under the trading symbol “DD”. The last reported sale price of our common stock on July 28, 2009 was $30.10.
     Investing in our common stock involves risks. Before buying our common stock, you should refer to the risk factors included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2009, which are incorporated herein by reference, and in our other periodic reports and in other information that we file with the Securities and Exchange Commission from time to time. Please also see the section entitled “Risk Factors” beginning on page 3 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common stock offered hereby or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 29, 2009.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Using this process, we may, from time to time, offer to sell the securities described in this prospectus in one or more offerings at an unspecified aggregate offering price. This prospectus provides you with a general description of the common stock that we may offer. We will provide the specific terms of any offering of common stock, including the specific amount and price(s) of common stock offered, in a prospectus supplement to this prospectus. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read this prospectus and any such prospectus supplement, as well as any free writing prospectus related to an offering, in addition to the information contained in the documents we refer you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” appearing immediately below. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus.
     In this prospectus and any applicable prospectus supplement or free writing prospectus, unless the context suggests otherwise, references to “our company,” “the Company,” “DuPont,” “we,” “us” and “our” mean E. I. du Pont de Nemours and Company.

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WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information we file electronically with the SEC, which you can access over the internet at http://www.sec.gov. Our SEC filings are also available at our website at http://www.dupont.com. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
     This prospectus is part of a registration statement we have filed with the SEC on Form S-3. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement. You should also read the documents incorporated by reference to the registration statement of which this prospectus forms a part, as described immediately below under “Incorporation of Certain Documents by Reference.”
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We incorporate by reference into this prospectus the documents listed below and all documents we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the completion of the offering of all securities covered by the relevant prospectus supplement:
•	our annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 12, 2009;

•	our quarterly reports on Form 10-Q for the three months ended March 31, 2009 and the six months ended June 30, 2009, filed with the SEC on April 28, 2009 and July 27, 2009, respectively;

•	our current reports on Form 8-K, filed with the SEC on January 27, 2009, March 10, 2009 and May 7, 2009; and

•	the descriptions of our capital stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.
     You may request a copy of these filings (other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:
E. I. du Pont de Nemours and Company
1007 Market Street
Wilmington, DE 19898
Attention: Treasury
Telephone: (302) 774-1000
     You should rely only on the information contained in, or incorporated by reference into, this prospectus, any prospectus supplement, any applicable free writing prospectus or any incorporated document. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or any document incorporated by reference herein is accurate as of any date other than the date of the applicable document.

FORWARD-LOOKING INFORMATION
     This prospectus and the information incorporated herein by reference contain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933 (the “Securities Act”), which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “intends,” “projects,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about our strategy for growth, product development, market position, expenditures, and financial results, are forward-looking statements.
     Forward-looking statements are based on certain assumptions and expectations of future events. We cannot guarantee that these assumptions and expectations are accurate or will be realized. In addition, the following are some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements:
•	Price increases for energy and raw materials could have a significant impact on our ability to sustain and grow earnings.

•	Failure to develop and market new products could impact our competitive position and have an adverse effect on our financial results.

•	Our results of operations could be adversely affected by litigation and other commitments and contingencies.

•	As a result of our current and past operations, including operations related to divested businesses, we could incur significant environmental liabilities.

•	Our ability to generate sales from genetically enhanced products, particularly seeds and other agricultural products, could be adversely affected by market acceptance, government policies, rules or regulations and competition.

•	Changes in government policies and laws could adversely affect our financial results.

•	Economic factors, including inflation and fluctuations in currency exchange rates, interest rates and commodity prices could affect our financial results.

•	Conditions in the global economy and global capital markets may adversely affect our results of operations, financial condition, and cash flows.

•	Business disruptions could seriously impact our future revenue and financial condition and increase costs and expenses.

•	Inability to protect and enforce our intellectual property rights could adversely affect our financial results.
     The foregoing list of important factors is not inclusive, or necessarily in order of importance. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also could affect our businesses.

ABOUT DUPONT
     We were founded in 1802 and incorporated in Delaware in 1915. We have been in continuous operation for over 200 years. Our principal offices are at 1007 Market Street in Wilmington, Delaware.
     We are a world leader in science and technology in a range of disciplines including biotechnology, electronics, materials science, safety and security, and synthetic fibers. We operate globally, manufacturing a wide range of products for distribution and sale to many different markets, including the transportation, safety and protection, construction, motor vehicle, agriculture, home furnishings, medical, electronics, communications, protective apparel, and the nutrition and health markets.
     We are strategically aligned into five market and technology-focused growth platforms consisting of Agriculture & Nutrition, Coatings & Color Technologies, Electronic & Communication Technologies, Performance Materials, and Safety & Protection. In addition to the five growth platforms, our reportable segments include Pharmaceuticals, which represents our retained interest in Cozaar®/ Hyzaar® drugs. We include embryonic businesses not included in the growth platforms, such as applied biosciences and nonaligned businesses, in Other.
RISK FACTORS
     Before you invest in our common stock, in addition to the other information included or incorporated by reference in this prospectus, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our Quarterly Report on Form 10-Q for the six months ended June 30, 2009. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other Exchange Act reports that we file with the SEC, which will be subsequently incorporated by reference herein; by any prospectus supplement accompanying this prospectus; by any applicable free writing prospectus; or by a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Incorporation Of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”
USE OF PROCEEDS
     Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we will use the net proceeds from the sale of the offered common stock for general corporate purposes. These purposes may include repayment and refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds from the sale of the offered common stock in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF COMMON STOCK
     The following description of certain terms of our common stock does not purport to be complete and is qualified in its entirety by reference to our restated certificate of incorporation, our by-laws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). For more information on how you can obtain our restated certificate of incorporation and our by-laws, see “Where You Can Find More Information” on page 1 of this prospectus. We urge you to read our restated certificate of incorporation and our by-laws in their entirety.
     Our restated certificate of incorporation provides that we are authorized to issue up to 1,800,000,000 shares of common stock, par value $0.30 per share. As of June 30, 2009, we had outstanding 903,608,000 shares of common stock. Our common stock is listed on the New York Stock Exchange under the ticker symbol “DD”.
     Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters to the exclusion of all other stockholders except as specifically stated in our restated certificate of incorporation. All corporate actions, other than the election of directors, are decided by a plurality vote by holders of our common stock.
     Quorum. The holders of our common stock entitled to cast a majority of votes at a stockholders’ meeting constitute a quorum at such meeting.
     Election of Directors. Directors are generally elected by a majority of the votes cast by holders of our common stock. However, directors are elected by a plurality of the votes cast by holders of our common stock in the case of elections held at a stockholders’ meeting for which our corporate secretary has received a notice or otherwise has become aware, prior to such meeting, that a holder of our common stock has nominated a person for election to our board of directors. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Abstentions and broker non-votes are not counted as votes cast either “for” or “against” a director’s election.
     Dividends and Liquidation Rights. Holders of common stock are entitled to dividends as may be declared by our board of directors whenever full accumulated dividends for all past dividend periods and for the current dividend period have been paid, or declared and set apart for payment, on the then outstanding preferred stock. Upon liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, our remaining assets and funds will be divided and paid to holders of our common stock according to their respective shares after payments have been made to holders of our preferred stock.
     Our restated certificate of incorporation provides that we are authorized to issue up to 23,000,000 shares of preferred stock, without par value, of which 1,688,850 shares are designated as $4.50 Series preferred stock and 700,000 shares are designated as $3.50 Series preferred stock. As of June 30, 2009, we had outstanding 1,673,000 shares of $4.50 Series preferred stock and 700,000 shares of $3.50 Series preferred stock. Our $4.50 Series preferred stock and $3.50 Series preferred stock are each listed on the New York Stock Exchange under the ticker symbols “DDPRB” and “DDPRA”, respectively.
     Miscellaneous. The shares of our common stock offered hereby will be fully paid and non-assessable upon issuance and payment therefor. Holders of common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that we may issue in the future. There are no redemption or sinking fund provisions applicable to our common stock.
     The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., telephone (888) 983-8766.
Anti-Takeover Considerations
     The DGCL, our restated certificate of incorporation and our by-laws contain provisions that could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.
     Extraordinary Corporate Transactions
     Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc.

     State Takeover Legislation
     Section 203 of the DGCL, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3 % of the outstanding voting stock which is not owned by the interested stockholder.
     Rights of Dissenting Stockholders
     Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such shares will be converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders weren’t required to approve the merger pursuant to Section 251(f) of the DGCL.
     Stockholder Action
     Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders. Our restated certificate of incorporation does not provide otherwise and thus permits action by written consent if such action has been approved in advance by the majority vote of our board of directors.
          Meetings of Stockholders
     Our by-laws provide that special meetings of the stockholders may be called by our board of directors and will be called by our corporate secretary at the request in writing of the holders of record of at least 25% of the outstanding stock entitled to vote.
     Cumulative Voting
     Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our restated certificate of incorporation does not authorize cumulative voting.
     Removal of Directors
     Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors. Our restated certificate of incorporation does not provide otherwise and thus permits removal of directors, with or without cause, by the affirmative vote of a majority of the shares entitled to vote at an election of directors.
     Vacancies
     Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise. Our restated certificate of incorporation and our by-laws provide that vacancies occurring in our board of directors for any cause may be filled by vote of a majority of our whole board of directors. The remaining directors may elect a successor to hold office for the unexpired term of the director whose place is vacant and until the election of his successor.

PLAN OF DISTRIBUTION
     We may sell the common stock offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to purchasers;
•	to or through underwriters or dealers;
•	through agents; or
•	through a combination of any of these methods.
     In addition, the manner in which we may sell some or all of the common stock covered by this prospectus includes, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
     We may also enter into hedging transactions. For example, we may:
•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;
•	sell short shares of common stock and redeliver such shares to close out our short positions;
•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
     In addition, we may enter into derivative or hedging transactions with third parties, or sell common stock not covered by this prospectus to third parties, in privately negotiated transactions. In connection with such a transaction, the third parties may sell common stock covered by and pursuant to this prospectus. If so, the third party may use common stock borrowed from us or others to settle such sales, and may use common stock received from us to close out any related short positions. We may also loan or pledge common stock covered by this prospectus to third parties, who may sell the loaned common stock or, in an event of default in the case of a pledge, sell the pledged common stock pursuant to this prospectus.
     The prospectus supplement with respect to an offering of common stock pursuant to this prospectus will state the terms of such offering, including:
•	the name or names of any underwriters or agents and the amounts of common stock underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the common stock and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any discounts or concessions allowed or re-allowed or paid to dealers.

     The offer and sale of common stock described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
Underwriters, Agents and Dealers
     If we use underwriters in the sale, the underwriters will acquire the offered common stock for their own account. The underwriters may resell the offered common stock in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices. We may offer the common stock to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering of common stock will be named in the applicable prospectus supplement. Unless otherwise specified in connection with any particular offering of common stock, the obligations of the underwriters to purchase the offered common stock will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the common stock offered if any of the common stock is purchased, unless otherwise specified in connection with any particular offering of common stock. Any initial offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.
     We may designate agents to sell the offered common stock. Unless otherwise specified in connection with any particular offering of common stock, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.
     We may sell the offered common stock to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Dealers may then resell such common stock to the public either at varying prices to be determined by the dealers or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
     Alternately, we may choose to sell the offered common stock directly. In this case, no underwriters, agents or dealers would be involved.
     We may authorize underwriters, agents or dealers to solicit certain institutional investors to purchase offered common stock on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations. We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
     We may have agreements with underwriters, agents or dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, dealers or underwriters may be required to make. Underwriters, agents and dealers, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of their businesses.
Market Making, Stabilization and Other Transactions
     Our common stock is listed for trading on the New York Stock Exchange. In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option, if any. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through any such over-allotment option. Transactions to close out the covered syndicate short involve either purchases of common stock in the open market after the distribution has been completed or the exercise of such over-allotment option. The underwriters may also make “naked” short sales of shares in excess of any over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the common stock.
     In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the common stock to be higher than it would otherwise be in the absence of such transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
     Any public offering price and any discounts, commissions, concessions or other items constituting compensation paid, allowed or re-allowed to underwriters, agents or dealers may be changed from time to time. Underwriters, agents or dealers that participate in the distribution of the offered common stock may be “underwriters” as defined in the Securities Act. Any commissions, fees or discounts they receive from us and any profits they receive on the resale of the offered common stock may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers, and describe any commissions, fees or discounts that they receive from us, in the applicable prospectus supplement.
     In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the common stock offered hereby.

LEGAL OPINION
     Thomas L. Sager, our General Counsel, or another of our lawyers, will issue an opinion about the legality of the offered common stock for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated expenses (all of which will be borne by the registrant) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates. The amounts shown are inclusive of the fees filed in Item 14 of the initial filing of this registration statement with the Securities and Exchange Commission on May 2, 2008.

SEC registration fee	*
Rating agency fees	$500,000
Trustee fees and expenses	25,000
Printing and distributing	100,000
Legal fees and expenses	150,000
Accounting fees and expenses	200,000
Miscellaneous	50,000

Total	$1,025,000

*	Deferred in reliance on Rules 456(b) and 457(r) under the Securities Act of 1933.

Item 15.	Indemnification of Directors and Officers.
     Under provisions of our by-laws, each person who is or was one of our directors or officers shall be indemnified by us as of right to the full extent permitted or authorized by the DGCL.
     Under the DGCL, to the extent that a person is successful on the merits in defense of a suit or proceeding brought against him because he is or was one of our directors or officers, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with such action.
     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, that person shall be indemnified against both (1) expenses, including attorneys’ fees, and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.
     If unsuccessful in defense of a suit brought by or in our right, or if such suit is settled, that person shall be indemnified only against expenses, including attorneys’ fees, incurred in the defense or settlement of the suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests except that if he is adjudged to be liable for negligence or misconduct in the performance of his duty to us, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.
     Under our by-laws, the right to indemnification includes the right to be paid by us the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by us of undertakings as may be legally defined. In any action by an indemnitee to enforce a right to indemnification or by us to recover advances made, the burden of proving that the indemnitee is not entitled to be indemnified is placed on us.
     We have purchased liability insurance policies covering our directors and officers to provide protection where we cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.
     In connection with an offering of the securities registered hereunder, we may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

     See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit
Number	Description
1.1	Form of Underwriting Agreement for Debt Securities *

1.2	Underwriting Agreement for Common Stock **

3.1	Restated Certificate of Incorporation, effective May 29, 1997 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007)

3.2	Bylaws, effective March 4, 2009 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the three months ended March, 31, 2009)

4.1	Conformed copy of the Indenture, dated as of June 1, 1992, between the Registrant and Deutsche Bank Trust Company Americas, as successor Trustee to Bankers Trust Company (incorporated by reference to Exhibit 4.1 of the Company’s registration statement on Form S-3 (No. 33-48128))

4.2	Conformed copy of the Indenture, dated as of June 1, 1992, between the Registrant and The Bank of New York Trust Company, N.A., as successor Trustee to Chemical Bank (incorporated by reference to Exhibit 4.2 of the Company’s registration statement on Form S-3 (No. 33-48128))

4.3	Forms of debt securities (incorporated by reference to Exhibit 4.3 of the Company’s registration statement on Form S-3 (No. 33-53327))

4.4	Specimen Common Stock Certificate

5.1	Opinion of Stacey J. Mobley as to Debt Securities *

5.2	Opinion of Thomas L. Sager as to Common Stock

12	Computation of Ratio of Earnings to Fixed Charges *

23.1	Consent of PricewaterhouseCoopers LLP

23.2	The consent of Stacey J. Mobley was contained in his opinion filed as Exhibit 5.1

23.3	The consent of Thomas L. Sager is contained in his opinion filed as Exhibit 5.2

24.1	Powers of Attorney

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas *

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. *

*	Previously filed

**	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934

Item 17.	Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in an initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on July 27, 2009.

E. I. du Pont de Nemours and Company (Registrant)
By:	/s/ Jeffrey L. Keefer
	Name:	Jeffrey L. Keefer
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Ellen J. Kullman Ellen J. Kullman	Chief Executive Officer and Director (Principal Executive Officer)	July 27, 2009
/s/ Jeffrey L. Keefer Jeffrey L. Keefer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 27, 2009
* C.O. Holliday	Chair of the Board of Directors	July 27, 2009
* S. W. Bodman	Director	July 27, 2009
* R. A. Brown	Director	July 27, 2009
* R. H. Brown	Director	July 27, 2009
* B. P. Collomb	Director	July 27, 2009
* C. J. Crawford	Director	July 27, 2009
* A. M. Cutler	Director	July 27, 2009
* J. T. Dillon	Director	July 27, 2009
* E. I. du Pont, II	Director	July 27, 2009
* M. A. Hewson	Director	July 27, 2009
* L. D. Juliber	Director	July 27, 2009

* W. K. Reilly	Director	July 27, 2009
* By: /s/ Thomas L. Sager

Thomas L. Sager
Senior Vice President and General Counsel
(Attorney-in-fact for Above-Named Individuals)
* By: /s/ Jeffrey L. Keefer

Jeffrey L. Keefer
Executive Vice President and Chief Financial Officer
(Attorney-in-fact for Above-Named Individuals)
Original powers of attorney authorizing (i) the Senior Vice President and General Counsel, or any Vice President and Assistant General Counsel of E. I. du Pont de Nemours and Company, and (ii) the Executive Vice President — DuPont Finance, or any Vice President, DuPont Finance, jointly, to sign the Registration Statement and amendments thereto on behalf of the above-named directors are filed with this Amendment No. 1 to the Registration Statement.

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Form of Underwriting Agreement for Debt Securities *

1.2	Underwriting Agreement for Common Stock **

3.1	Restated Certificate of Incorporation, effective May 29, 1997 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007)

3.2	Bylaws, effective March 4, 2009 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the three months ended March, 31, 2009)

4.1	Conformed copy of the Indenture, dated as of June 1, 1992, between the Registrant and Deutsche Bank Trust Company Americas, as successor Trustee to Bankers Trust Company (incorporated by reference to Exhibit 4.1 of the Company’s registration statement on Form S-3 (No. 33-48128))

4.2	Conformed copy of the Indenture, dated as of June 1, 1992, between the Registrant and The Bank of New York Trust Company, N.A., as successor Trustee to Chemical Bank (incorporated by reference to Exhibit 4.2 of the Company’s registration statement on Form S-3 (No. 33-48128))

4.3	Forms of debt securities (incorporated by reference to Exhibit 4.3 of the Company’s registration statement on Form S-3 (No. 33-53327))

4.4	Specimen Common Stock Certificate

5.1	Opinion of Stacey J. Mobley as to Debt Securities *

5.2	Opinion of Thomas L. Sager as to Common Stock

12	Computation of Ratio of Earnings to Fixed Charges *

23.1	Consent of PricewaterhouseCoopers LLP

23.2	The consent of Stacey J. Mobley was contained in his opinion filed as Exhibit 5.1

23.3	The consent of Thomas L. Sager is contained in his opinion filed as Exhibit 5.2

24.1	Powers of Attorney

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas *

25.2	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. *

*	Previously filed

**	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934